Endeavor IP, Inc.’s Wholly-Owned Subsidiary, Endeavor MeshTech, Inc., Enters Into License And Settlement Agreement With Itron, Inc.

NEW YORK, NY (August 4, 2014) – Endeavor IP, Inc. (OTC:BB: ENIP) (“Endeavor”), an intellectual property services and patent licensing company, announced today that its wholly-owned subsidiary Endeavor MeshTech, Inc. has entered into a license and settlement agreement with Itron, Inc.

About Endeavor IP, Inc.

Endeavor IP, Inc. is an intellectual property services and patent licensing company that is engaged in the acquisition and licensing of intellectual property. Endeavor is based in New York, NY.

www.enip.com